SUBSCRIPTION AGREEMENT

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT THE MARKET FOR SUCH INVESTMENT MAY BE LIMITED, SPORADIC OR NON-EXISTANT AND IS EXPECTED TO CONTINUE TO BE LIMITED, SPORADIC OR NON-EXISTANT FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET CURRENTLY EXISTS FOR THE SHARES.

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION, OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THIS SUBSCRIPTION AGREEMENT (THIS “AGREEMENT”) OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO EQUITYBASE INVESTOR IN CONNECTION WITH THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

INVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 4. VICTORYBASE CORPORATION (THE “COMPANY”) IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY THE EQUITYBASE INVESTOR IN THIS AGREEMENT AND THE OTHER INFORMATION PROVIDED BY EQUITYBASE INVESTOR IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THIS AGREEMENT, THE OFFERING CIRCULAR, OR ANY OF THE OTHER MATERIALS MADE AVAILABLE BY THE COMPANY (COLLECTIVELY, THE “OFFERING MATERIALS”) OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING,

INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISOR AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY MAY NOT BE OFFERING THE SHARES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SHARES ARE NOT BEING OFFERED.

THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN ANY OFFERING MATERIALS, AND NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SHARES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR

THE PURCHASE OF THE SHARES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

[Remainder of page intentionally left blank.]

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”), is entered into as of the date set forth on the signature page hereto, by and between VictoryBase Corporation, a Delaware corporation (the “Company”), and the EquityBase Investor identified on the signature page hereto (whether one or more, “EquityBase Investor”).

Background:

A.	Contemporaneously with the execution and delivery of this Agreement, the Company and EquityBase Investor have entered into the EquityBase Agreement, dated as of the date hereof (the “EquityBase Agreement”).

B.	Pursuant to the EquityBase Agreement, EquityBase Investor has agreed to purchase, and the Company has agreed to sell, shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), with an aggregate purchase price in the amount of the Adjusted Equity Subscription Amount (as such term is defined in the EquityBase Agreement).

C.	The parties desire set forth the terms under which EquityBase Investor may purchase the Shares from the Company under the terms of the EquityBase Agreement.

NOW, THEREFORE, the parties agree as follows:

1.               Subscription.

(a)             EquityBase Investor hereby irrevocably subscribes for and agrees to purchase Shares upon the terms and conditions set forth in this Agreement. The number of Shares to be purchased and sold under this Agreement shall be equal to quotient of (i) the Adjusted Equity Subscription Amount, determined in accordance with the EquityBase Agreement (as potentially reduced pursuant to Section 4(c) of the EquityBase Agreement), divided by (ii) the per share price (the “Per Share Price”) set forth on the signature page hereto, rounded down to the nearest whole number of Shares. The rights of Common Stock are as set forth in the Company’s Certificate of Incorporation and Bylaws included in the Exhibits to the Offering Statement of the Company filed with the SEC (as amended, if applicable, the “Offering Statement”).

(b)             EquityBase Investor understands that the Shares are being offered pursuant to an offering circular, dated [________], 2020 (as amended, if applicable, the “Offering Circular”), filed with the SEC as part of the Offering Statement. By executing this Agreement, EquityBase Investor acknowledges that EquityBase Investor has received this Agreement, copies of the Offering Circular and Offering Statement including exhibits thereto and any other information required by EquityBase Investor to make an investment decision.

(c)             This Agreement may not be assigned or otherwise transferred by EquityBase Investor.

2.               Purchase Procedure.

(a)             Payment. The purchase price for any Shares purchased under this Agreement shall be paid out of a portion of the EquityBase Payments (as defined in the EquityBase Agreement) under the terms of the EquityBase Agreement.

(b)             Issuance of Shares. The Shares will not be certificated. On or about the first July 31 following the date of this Agreement, the Company will issue to EquityBase Investor any Shares purchased under this Agreement, and EquityBase Investor shall receive notice and evidence of the digital entry of the number of the Shares owned by EquityBase Investor reflected on the books and records of the Company, which books and records shall bear a notation that the Shares were sold in reliance upon Regulation A, promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

3.               Representations and Warranties of the Company. The Company represents and warrants to EquityBase Investor that the following representations and warranties are true and complete in all material respects as of the date hereof, except as otherwise indicated. For purposes of this Agreement, an individual shall be deemed to have “knowledge” of a particular fact or other matter if such individual is actually aware of such fact. The Company will be deemed to have “knowledge” of a particular fact or other matter if one of the Company’s current officers has, or at any time had, actual knowledge of such fact or other matter.

(a)             Organization and Standing. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Agreement and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b)             Issuance of the Shares. The issuance, sale and delivery of the Shares in accordance with this Agreement has been duly authorized by all necessary corporate action on the part of the Company. The Shares, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and non-assessable.

(c)             Authority for Agreement. The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby (including the issuance, sale and delivery of the Shares) are within the Company’s powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon full execution hereof, this Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

(d)             No filings. Assuming the accuracy of EquityBase Investor’s representations and warranties set forth in Section 4 hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Company in connection with the execution, delivery and performance by the Company of this Agreement except (i) for such filings as may be required under Regulation A or under any applicable state securities laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.

(e)             Capitalization. The authorized and outstanding securities of the Company immediately prior to the initial investment in the Shares in the offering described in the Offering Statement is as set forth “Description of Capital Stock” in the Offering Circular. Except as set forth in the Offering Circular, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements of any kind (oral or written) for the purchase or acquisition from the Company of any of its securities.

(f)              Financial statements. Complete copies of the Company’s audited financial statements consisting of the balance sheets of the Company as at [_________], 20[___], and the related statements of income, stockholders’ equity and cash flows for the [one year] period then ended (the “Financial Statements”), and unaudited financial statements consisting of the balance sheet of the Company as at [______], 20[___], and the related statements of income, and cash flows for the [____] month periods ended [_____], 20[___] (the “Interim Financial Statements”) appear in the Offering Circular. The Financial Statements and Interim Financial Statements are based on the books and records of the Company and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations and cash flows of the Company for the periods indicated. [_____], which has audited the Financial Statements, is an independent accounting firm within the rules and regulations adopted by the SEC.

(g)             Proceeds. The Company shall use the proceeds from the issuance and sale of the Shares as set forth in “Use of Proceeds” in the Offering Circular.

(h)             Litigation. There is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body, or to the Company’s knowledge, currently threatened in writing (a) against the Company, or (b) against any consultant, officer, manager, director or key employee of the Company arising out of his or her consulting, employment or board relationship with the Company or that could otherwise materially impact the Company.

4.               Representations and Warranties of EquityBase Investor. By executing this Agreement, EquityBase Investor (and, if EquityBase Investor is purchasing the Shares subscribed for hereby in a fiduciary capacity, the person or persons for whom EquityBase Investor is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects:

(a)              Requisite Power and Authority. EquityBase Investor has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and any other agreements required hereunder and to carry out their provisions. All action on EquityBase Investor’s part required for the lawful execution and delivery of this Agreement and other agreements required hereunder have been or will be effectively taken prior to the date hereof. Upon EquityBase Investor’s execution and delivery, this Agreement and other agreements required hereunder will be valid and binding obligations of EquityBase Investor, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

(b)             Investment Representations. EquityBase Investor understands that the Shares have not been registered under the Securities Act. EquityBase Investor also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon EquityBase Investor’s representations contained in this Agreement.

(c)              No Market and Continued Economic Risk. EquityBase Investor acknowledges and agrees that there is currently no public market for the Shares and that there is no guarantee that a liquid market for resale of the Shares will ever exist. EquityBase Investor must bear the economic risk of this investment indefinitely, and the Company has no obligation to take any steps with respect to facilitating active trading of the Shares. EquityBase Investor acknowledges that EquityBase Investor is able to bear the economic risk of losing EquityBase Investor’s entire investment in the Shares. EquityBase Investor also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Securities.

(d)             Accredited Investor Status or Investment Limits. EquityBase Investor represents that either:

(i)	EquityBase Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, as defined on Appendix A of this Agreement; or

(ii)	The purchase price set out in paragraph (a) of the signature page to this Agreement, together with any other amounts previously used to purchase Securities in this offering, does not exceed 10% of the greater of EquityBase Investor’s (1) annual income, or (2) net worth.

EquityBase Investor represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.

(e)              Shareholder information. Within five days after receipt of a request from the Company, EquityBase Investor hereby agrees to provide such information with respect to its status as a shareholder (or potential shareholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject. EquityBase Investor further agrees that in the event it transfers any Securities, it will require the transferee of such Securities to agree to provide such information to the Company as a condition of such transfer.

(f)              Company Information. EquityBase Investor understands that the Company is subject to all the risks that apply to early-stage companies, whether or not those risks are explicitly set out in the Offering Circular. EquityBase Investor has had such opportunity as it deems necessary (which opportunity may have presented through online chat or commentary functions) to discuss the Company’s business, management and financial affairs with officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. EquityBase Investor has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. EquityBase Investor acknowledges that except as set forth herein, no representations or warranties have been made to EquityBase Investor, or to EquityBase Investor’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

(g)             Valuation. EquityBase Investor acknowledges that the price of the Shares was set by the Company arbitrarily and no warranties are made as to value. EquityBase Investor further acknowledges that future offerings of Securities may be made at lower valuations, with the result that EquityBase Investor’s investment will bear a lower valuation.

(h)             Domicile. EquityBase Investor maintains EquityBase Investor’s domicile (and is not a transient or temporary resident) at the address shown on the signature page.

(i)               No Brokerage Fees. There are no claims for brokerage commission, finders’ fees or similar compensation incurred by EquityBase Investor in connection with the transactions contemplated by this Agreement or related documents based on any arrangement or agreement entered into or binding upon EquityBase Investor.

(j)               Foreign Investors. If EquityBase Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), EquityBase Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares.

EquityBase Investor’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of EquityBase Investor’s jurisdiction.

5.               Survival of Representations and Indemnity. The representations, warranties and covenants made by EquityBase Investor herein shall survive the termination of this Agreement. EquityBase Investor agrees to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by EquityBase Investor to comply with any covenant or agreement made by EquityBase Investor herein or in any other document furnished by EquityBase Investor to any of the foregoing in connection with this transaction.

6.               Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

EACH OF EQUITYBASE INVESTOR AND THE COMPANY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF TEXAS AND NO OTHER PLACE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT MAY BE LITIGATED IN SUCH COURTS. EACH OF EQUITYBASE INVESTOR AND THE COMPANY ACCEPTS FOR SUCH PARTY AND IN CONNECTION WITH SUCH PARTY’S RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF EQUITYBASE INVESTOR AND THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN THE MANNER AND IN THE ADDRESS SPECIFIED IN SECTION 7 AND THE SIGNATURE PAGE OF THIS AGREEMENT.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF EITHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF, EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR

MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

7.               Notices. Notice, requests, demands and other communications relating to this Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed on the date of such delivery to the address of the respective parties as follows; or (d) delivered to the Company via the Company’s website or mobile application via the link labeled “Legal Notices”; or (e) delivered to EquityBase Investor via the message center of the Company’s website or mobile application:

If to the Company, to: VictoryBase Corporation Attention: Investor relations P.O. Box 617 Roanoke, TX 76262
If to a EquityBase Investor, to EquityBase Investor’s address or email address as shown on the signature page hereto;

or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice.

8.               Miscellaneous.

(a)             All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

(b)             This Agreement is not transferable or assignable by EquityBase Investor.

(c)             The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon EquityBase Investor and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns.

(d)             None of the provisions of this Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and EquityBase Investor.

(e)             In the event any part of this Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement.

(f)              The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(g)             This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

(h)             The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

(i)              The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(j)              This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(k)             If any recapitalization or other transaction affecting the stock of the Company is effected, then any new, substituted or additional securities or other property which is distributed with respect to the Shares shall be immediately subject to this Agreement, to the same extent that the Shares, immediately prior thereto, shall have been covered by this Agreement.

(l)              No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

[Signature page follows.]

The undersigned have executed this Agreement as of ____________, 20___.

(a) Aggregate Purchase Price for the Shares:	[An amount equal to the Adjusted Equity Subscription Amount to be determined on or about the date of termination of the EquityBase Agreement dated as of the date hereof (the “EquityBase Agreement”), between EquityBase Investor and the Company, in accordance with the terms of the EquityBase Agreement.]
(b) Purchase Price Per Share:	$[__.00]
(c) Number of Shares to be purchase under this Agreement:	[Line (a) divided by Line (b), rounded down to the nearest whole number of Shares]
(d) The Shares will be owned by, and should be recorded on the Company’s books as held in the name(s) of: (print name of owner or joint owners)

VictoryBase Corporation Subscription Agreement

EQUITYBASE INVESTOR:

If the Shares are to be purchased in joint names, both EquityBase Investors must sign:

Signature		Signature

Name (Please Print)		Name (Please Print)

Email address		Email address

Address 1		Address 1

Address 2		Address 2

City	State	City	State

Zip/Postal	Country	Zip/Postal	Country

Telephone Number		Telephone Number

Tax ID No.		Tax ID No.

Date		Date

COMPANY:

VICTORYBASE CORPORATION

By: _________________________

Name: _______________________

Title: ________________________

VictoryBase Corporation Subscription Agreement

APPENDIX A

An “accredited investor” includes the following categories of investors:

(1)             Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2)             Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3)             Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4)             Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5)             Any natural person whose individual net worth, or joint net worth with that person's spouse, exceeds $1,000,000.

For purposes of calculating net worth under this paragraph (a)(5):

(A)            The person's primary residence shall not be included as an asset;

(B)            Indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C)            Indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

Appendix A

(6)             Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7)             Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in §230.506(b)(2)(ii); and

(8)             Any entity in which all of the equity owners are accredited investors.

Appendix A